UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2012

The Female Health Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 North State Street, Suite 2225, Chicago, Illinois 60654
(Address of principal executive offices, including zip code)

(312) 595-9123
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of The Female Health Company (the "Company") was held on March 22, 2012.  A total of 27,928,089 shares of common stock were eligible to vote at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.    Election of Directors:

The following individuals were nominated for election to the Board of Directors for terms that expire at the next annual meeting of shareholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
David R. Bethune	14,354,549	142,867	8,467,714
Stephen M. Dearholt	14,379,130	118,286	8,467,714
Mary Margaret Frank, Ph.D.	14,385,822	111,594	8,467,714
William R. Gargiulo, Jr.	14,375,597	121,819	8,467,714
Mary Ann Leeper, Ph.D.	13,986,583	510,833	8,467,714
O.B. Parrish	14,406,988	90,428	8,467,714
Michael R. Walton	14,374,796	122,620	8,467,714
Richard E. Wenninger	14,379,528	117,888	8,467,714

The nominations were made by the Board of Directors and no other nominations were made by any shareholder. The nominees had currently been members of the Board of Directors at the date of the Annual Meeting.

2.     Ratification of Auditors:

The shareholders voted to ratify the appointment by the Company's Audit Committee of McGladrey & Pullen, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,881,831	19,913	63,386	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY

Date:  March 27, 2012
BY /s/ Donna Felch
       Donna Felch, Vice President and
Chief Financial Officer